UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 10, 2005
DDi Corp.
(Exact Name of registrant as specified in its charter)

Delaware	000-30241	06-1576013

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 Simon Circle Anaheim, California (Address of principal executive offices)	92806 (Zip Code)
Registrant’s telephone number, including area code: (714) 688-7200
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EXHIBIT 10.1
EXHIBIT 10.2

Item 1.01. Entry into a Material Definitive Agreement.
     Effective October 10, 2005, DDi Corp. (the “Company”) entered into an employment letter with Diane N. Brundage. Pursuant to the terms of the employment letter, the Company hired Ms. Brundage as its Senior Vice President – Sales effective as of October 10, 2005. The employment letter provides that Ms. Brundage will receive an annual base salary of $225,000 and be eligible to receive an annual performance-based bonus in accordance with a bonus plan to be established by the Company with respect to its fiscal year ending December 31, 2006. Pursuant to the letter agreement, the Company agreed to grant Ms. Brundage stock options in an amount to be determined commensurate with Ms. Brundage’s position and level of responsibility. Ms. Brundage’s employment is “at will” and may be terminated any time for any reason with or without notice. On October 10, 2005, the Company entered into a severance agreement with Ms. Brundage. Under the severance agreement, Ms. Brundage will be eligible to receive severance payments equal to 12 months’ base pay if, during the period commencing on the first day of her employment and ending on December 31, 2006, the Company terminates Ms. Brundage’s employment for reasons other than cause.
     The foregoing description of the employment letter and the severance agreement is qualified in its entirety by reference to the employment letter and the severance agreement, which are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Letter dated September 29, 2005 between DDi Corp. and Diane N. Brundage.

10.2	Severance Agreement dated October 10, 2005 between DDi Corp. and Diane N. Brundage.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, DDi Corp. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DDi CORP.

Date: October 11, 2005
By: /s/ Mikel Williams

Mikel Williams Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Employment Letter dated September 29, 2005 between DDi Corp. and Diane N. Brundage.

10.2	Severance Agreement dated October 10, 2005 between DDi Corp. and Diane N. Brundage.